UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2020

VIRTUSA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Rd Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 389-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement

On October 6, 2020, Virtusa Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with New Mountain Vantage LO, L.P., New Mountain Vantage Focus, L.P., New Mountain Vantage (California) II, L.P., New Mountain Vantage, L.P., New Mountain Vantage Co-Invest II, L.P., New Mountain Vantage GP, L.L.C. and New Mountain Vantage Advisers, L.L.C. (the foregoing, collectively with each of their respective affiliates, the “Investor Group”). Effective upon execution and delivery of the Settlement Agreement, the Board of Directors (the “Board”) of the Company will, (i) expand the size of the Board from nine members to ten members and (ii) appoint Patricia B. Morrison to the Board for a term expiring at the Company’s 2023 annual meeting of stockholders.

Also effective upon execution and delivery of the Settlement Agreement, the Investor Group withdrew its nominations for directors at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and agreed that all votes on any proxies that have been or may be received by or on behalf of the Investor Group for the election of Ramakrishna Prasad Chintamaneni and/or Patricia B. Morrison (each, an “Investor Group Nominee” and together, the “Investor Group Nominees”) at the 2020 Annual Meeting will be disregarded and each of the Investor Group Nominees withdrew his or her candidacy for election at the 2020 Annual Meeting.

The Settlement Agreement further provides, among other things, as follows:

•	The Investor Group and Investor Group Nominees will each execute a letter of withdrawal of their candidacy for election to the Board at the 2020 Meeting.
•	The Investor Group will not knowingly initiate, encourage, vote in favor of or participate in any third-party proxy, consent or other authority to vote from stockholders (including any “withhold,” “vote no,” “defeat quorum” or similar campaign) relating to the previously announced merger transaction with Austin HoldCo Inc. (“Parent”) and Austin BidCo Inc., which are affiliates of Baring Private Equity Asia (the “Merger”), subject to certain conditions being met.
•	The Company will reimburse the Investor Group promptly following the execution of the Settlement Agreement for its time and efforts and fees and expenses incurred in connection with the subject matter of the Settlement Agreement in an aggregate amount equal to $2,500,000.
•	Upon the closing of the Merger, Parent will reimburse the Investor Group for the difference between $51.35 per share and the sale price per share of the Company’s common stock of any trade executed by the Investor Group in open market transactions or the closing price on the date of any distribution of the Company’s common stock to the Investor Group or any of the partners, members, or investors of the members of the Investor Group, provided that the total amount of all such reimbursements made at the closing of the Merger shall not exceed $2,000,000 in the aggregate.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Settlement Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with the Investor Group under which the Investor Group has agreed to vote or cause to be voted, all of the shares of Company Common Stock beneficially owned by the Investor Group in favor of the stockholder proposals submitted at the Company’s stockholders meeting to be held in connection with the Merger. The Voting Agreement provides that after a certain date, the Investor Group may sell shares of Company Common Stock beneficially owned by the Investor Group in certain open market sales transactions where the identity of the purchaser is not known and the Investor Group may distribute shares of Company Common Stock beneficially owned by the Investor Group to partners or members or other owners of the Investor Group subject to the condition that the Investor Group retains certain voting rights over shares of Company Common Stock that are so transferred or distributed.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Settlement Agreement described in Item 1.01 hereof, on October 6, 2020, the Board increased its size from nine to ten directors and appointed Patricia Morrison to the Board. Ms. Morrison’s term will expire at the 2023 annual meeting of stockholders.

Other than the Settlement Agreement and the Nominee Agreement (a form of which was attached as Appendix C to the Proxy Statement filed by members of the Investor Group on August 19, 2020), there is no arrangement or understanding between Ms. Morrison and any other person pursuant to which she was appointed as a director. At the time of this disclosure, Ms. Morrison was not named to any committees of the Board. There are no family relationships between Ms. Morrison and any director or executive officer of the Company, and Ms. Morrison has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Morrison will receive compensation consistent with that provided to all non-employee directors of the Company pursuant to the Company’s Fifth Amended and Restated Director Compensation Policy, as described starting on page 32 of the Proxy Statement for the Company’s 2020 Annual Meeting filed on August 17, 2020. The Company will enter into an indemnification agreement with Ms. Morrison in substantially the same form entered into with the other members of the Company’s Board.

Item 8.01 Other Events.

On October 6, 2020, the Company issued a press release announcing the matters described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Settlement Agreement, dated October 6, 2019, by and among Virtusa Corporation, New Mountain Vantage LO, L.P., New Mountain Vantage Focus, L.P., New Mountain Vantage (California) II, L.P., New Mountain Vantage, L.P., New Mountain Vantage Co-Invest II, L.P., New Mountain Vantage GP, L.L.C., New Mountain Vantage Advisers, L.L.C. and Austin HoldCo Inc.
10.2	Voting Agreement, dated October 6, 2019, by and among Virtusa Corporation, New Mountain Vantage LO, L.P., New Mountain Vantage Focus, L.P., New Mountain Vantage (California) II, L.P., New Mountain Vantage, L.P., New Mountain Vantage Co-Invest II, L.P., New Mountain Vantage GP, L.L.C. and New Mountain Vantage Advisers, L.L.C.
99.1	Press Release regarding Settlement Agreement dated October 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2020	VIRTUSA CORPORATION

	By:	/s/ Kris Canekeratne
Name: Kris Canekeratne
Title: Chief Executive Officer